SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-130483
(Commission File Number)

51-0484716
(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114
(216) 706-2939
(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 31, 2007, TransDigm Group Incorporated (“TD Group”), TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TD Group, and the subsidiaries of TransDigm named therein entered into a purchase agreement (the “Purchase Agreement”) providing for the issuance and sale by TransDigm of $300 million aggregate principal amount of its 7 3/4% Senior Subordinated Notes due 2014 (the “New Notes”) to Credit Suisse Securities (USA) LLC and Lehman Brothers Inc.  The closing of the sale of the New Notes pursuant to the Purchase Agreement is expected to occur on February 7, 2007.

The above summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01               Other Events

On January 31, 2007, TransDigm issued a press release announcing the pricing of the New Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1                            Purchase Agreement, dated January 31, 2007, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as the initial purchasers.

99.1                            Press Release of TransDigm Group Incorporated, dated January 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 2007

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Purchase Agreement, dated January 31, 2007, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as the initial purchasers.

99.1	Press Release of TransDigm Group Incorporated, dated January 31, 2007.